UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

             DATE OF REPORT (Date of earliest event reported): MARCH 5, 1998

                            EQUALNET HOLDING CORP.
              (Exact name of registrant as specified in charter)

                                     0-25482
                             (Commission File No.)

         TEXAS                                         76-0457803
(State of Incorporation)                    (I.R.S. Employer Identification No.)

     1250 WOOD BRANCH PARK DRIVE
           HOUSTON, TEXAS                               77079
(Address of Principal Executive Offices)              (Zip Code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  281/529-4600
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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

      On March 5, 1998, the shareholders of EqualNet Holding Corp. (the "Company") approved certain transactions (the "Transactions") pursuant to which the Company issued an aggregate of 5,400,000 shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") and a warrant to purchase an additional 400,000 shares of Common Stock (the "Warrant") to Willis Group LLC in exchange for certain telecommunications assets and cash. In addition, the Company issued (i) 2,000 shares of a newly established Series A Preferred Stock, which shares are convertible into approximately 2,000,000 shares of Common Stock, (ii) 2,081,633 additional shares of Common Stock to Netco Acquisition LLC, a joint venture between Willis Group LLC and MCM Partners, and (iii) 1,522,000 additional shares of Common Stock to Advantage Fund Ltd, an affiliate of MCM Partners, in exchange for principal and interest on certain working capital loans. Following the consummation of the Transactions and the distribution by Netco LLC to Willis LLC and MCM Partners of the 2,000 shares of Series A Preferred Stock and 3,581,633 shares of Common Stock, Willis Group LLC holds approximately 52% of the Common Stock. If Willis Group LLC were to exercise the Warrant and the warrant for 200,000 shares of Common Stock that it received in connection with an October 1997 financing, it would hold approximately 54% of the Common Stock.

      Pursuant to the agreements entered into in connection with the Transactions, (i) the Company agreed to increase the size of the Board of Directors to eight members, (ii) Willis Group LLC received the right to designate four nominees to be elected directors at the March 5, 1998 annual meeting of shareholders and (iii) MCM Partners received the right to designate one nominee to be elected director at the March 5, 1998 annual meeting of shareholders. At such meeting, the designees of Willis Group LLC, Messrs. John Isaac Epsley, James T. Harris, Ronald J. Salazar and Mark A. Willis, and the designee of MCM Partners, Mr. Mitchell H. Bodian, were elected directors.

      Also in connection with the transactions, Mr. Michael Willis, a majority owner of Willis Group LLC, personally guaranteed up to $6 million of a loan to the Company by Finova Capital Corporation in consideration of which the Company issued to Mr. Willis a warrant to purchase 500,000 shares of Common Stock.

      Separately, Willis Group LLC loaned $400,000 to the Company which is evidenced by a promissory note, dated January 20, 1998, payable by the Company in favor of Willis Group LLC in the principal amount of $400,000, bears interest at an annual rate of 10% and matures March 31, 1998.


ITEM 5.  OTHER EVENTS

      Pursuant to the requirements of The Nasdaq Stock Market, Inc., the Company is filing as Exhibit 99.1 to this Current Report on Form 8-K, a pro forma balance sheet as of January 31, 1998, giving effect to the consummation of the Transactions.

                                   Page 2
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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

      (c)  EXHIBITS.

      The following documents are filed as exhibits to this report.

      99.1  Pro Forma Balance Sheet.

                                   Page 3
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                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    EQUALNET HOLDING CORP.

Dated: March 9, 1998                By:     /S/ MICHAEL L. HLINAK
                                                Michael L. Hlinak
                                                Chief Operating Officer
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                                INDEX TO EXHIBITS


   Exhibit
   NUMBER                            EXHIBIT

    99.1                            Pro Forma Balance Sheet.

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